EXHIBIT 3.1

ARTICLES OF INCORPORATION

OF

NASCENT PHARMA HOLDINGS, INC.

The undersigned incorporator, for the purpose of forming a corporation under and by virtue of the laws of the State of Florida, hereby adopts the following Articles of Incorporation of Nascent Pharma Holdings, Inc., a Florida corporation (the “Corporation”).

ARTICLE I

Name

The name of the Corporation is Nascent Pharma Holdings, Inc.

ARTICLE II

Purpose

The purpose for which the Corporation is organized is any and all lawful.

ARTICLE III

Principal Place of Buiness

The principal place of business and the mailing address of the Corporation shall be 960 South Broadway, Suite 118, Hicksville, New York 11801.

ARTICLE IV

Capital Stock

The maximum number of shares of capital stock that the Corporation is authorized to issue shall be 1,505,000,000 shares as follows:

A. Common Stock.

The Corporation is authorized to issue up to 1,500,000,000 shares of Common Stock, $0.00 par value (“Common Stock”).

B. Preferred Stock.

1. Number and Class of Shares Authorized. The Corporation is authorized to issue up to 5,000,000 shares of Preferred Stock (“Preferred Stock”) having a par value of $.001 per share, which constitutes a separate and single class of shares that may be issued in one or more series.

2. Rights, Preferences and Restrictions of Preferred Stock. The Board of Directors of the Corporation is authorized to (a) desginate wholly unissued series of Preferred Stock, (b) direct the issuance of the Preferred Stock in one or more series, (c) fix the dividend rate, conversion or exchange rights, redmeption price and liquidation preference, of any wholly unissued series of the Preferred Stock, (d) fix the number of shares for any wholly issued series of Preferred Stock.

C. Series A Preferred Stock.

1 Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as “Series A Preferred Stock” (the “Series A Preferred Shares”). The authorized number of Series A Preferred Shares shall be 20 shares. Each Series A Preferred Share shall have a par value of $0.001. Capitalized terms not defined herein shall have the meanings as set forth in Section 17 below.

2. Ranking. All Series A Preferred Shares shall rank senior to all shares of Common Stock of the Corporation with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in these Articles of Incorporation or the certificate of designation for such preferred stock. In the event of the merger or consolidation of the Corporation with or into another corporation, the Series A Preferred Shares shall maintain their relative rights, powers, preferences, privileges, and designations provided for herein and no such merger or consolidation shall result inconsistent therewith.

3. Intentionally Omitted.

4. Conversion. Each Series A Preferred Share shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below) on the terms and conditions set forth in this Section 4.

(a) Holder’s Conversion Right. At any time or times after the Issuance Date, each Holder shall be entitled to convert any whole number of Series A Preferred Shares into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below).

(b) Conversion Rate. The number of validly issued, fully paid and non-assessable shares of Common Stock issuable upon conversion (the “Series A Conversion Shares”) of each Series A Preferred Share pursuant to Section 4(a) shall be 218 (the “Conversion Rate”). No fractional shares of Common Stock are to be issued upon the conversion of any Series A Preferred Shares. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up to the nearest whole share.

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(c) Mechanics of Conversion. The conversion of each Series A Preferred Share shall be conducted in the following manner:

(i) Holder’s Conversion. To convert Series A Preferred Shares into validly issued, fully paid and non-assessable shares of Common Stock on any date (a “Series A Conversion Date”), a Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of Series A Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation. If required by Section 4(c)(vi), within three (3) Trading Days following a conversion of any such Series A Preferred Shares into Common Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Corporation the original certificates representing the share(s) of Series A Preferred Shares (the “Series A Preferred Share Certificates”) so converted as aforesaid.

(ii) Corporation’s Response. On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Corporation shall transmit by facsimile or electronic mail an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the fifth (5th) Trading Day following the date of receipt by the Corporation of such Conversion Notice, the Corporation shall (1) provided that (x) the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program and (y) such Series A Conversion Shares to be so issued are eligible for resale pursuant to Rule 144, and credit such aggregate number of Series A Conversion Shares to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if either of the immediately preceding clauses (x) or (y) are not satisfied, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of Series A Conversion Shares to which such Holder shall be entitled. If the number of Series A Preferred Shares represented by the Series A Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(vi) is greater than the number of Series A Preferred Shares being converted, then the Corporation shall if requested by such Holder, as soon as practicable and in no event later than five (5) Trading Days after receipt of the Series A Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Series A Preferred Share Certificate representing the number of Series A Preferred Shares not converted.

(iii) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Series A Conversion Date.

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(iv) Corporation’s Failure to Timely Convert. If the Corporation shall fail, for any reason or for no reason, to issue to a Holder within five (5) Trading Days after the Corporation’s receipt of a Conversion Notice (whether via facsimile or otherwise) (the “Series A Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Corporation’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Series A Preferred Shares (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, such Holder, upon written notice to the Corporation, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any Series A Preferred Shares that have not been converted pursuant to such Holder’s Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this or otherwise.

(v) Pro Rata Conversion; Disputes. In the event the Corporation receives a Conversion Notice from more than one Holder for the same Series A Conversion Date and the Corporation can convert some, but not all, of such Series A Preferred Shares submitted for conversion, the Corporation shall convert from each Holder electing to have Series A Preferred Shares converted on such date a pro rata amount of such Holder’s Series A Preferred Shares submitted for conversion on such date based on the number of Series A Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Series A Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Series A Preferred Shares, the Corporation shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(vi) Book-Entry. Notwithstanding anything to the contrary set forth in this Section 4, upon conversion of any Series A Preferred Shares in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the Series A Preferred Shares to the Corporation following conversion thereof unless (A) the full or remaining number of Series A Preferred Shares represented by the certificate are being converted (in which event such certificate(s) shall be delivered to the Corporation as contemplated by this Section 4(c)(vi)) or (B) such Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series A Preferred Shares upon physical surrender of any Series A Preferred Shares. Each Holder and the Corporation shall maintain records showing the number of Series A Preferred Shares so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series A Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Series A Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series A Preferred Shares, the number of Series A Preferred Shares represented by such certificate may be less than the number of Series A Preferred Shares stated on the face thereof. Each certificate for Series A Preferred Shares shall bear one or more legends, including the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATION RELATING TO THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(vi) THEREOF. THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(vi) OF THE CERTIFICATE OF DESIGNATION RELATING TO THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(d) Taxes. The Holder shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Series A Preferred Shares.

(e) Stockholder Approval. Notwithstanding anything herein to the contrary, the Corporation shall not issue any shares of Common Stock upon conversion of any Series A Preferred Shares or otherwise pursuant to this Article IV – Section C, until the Corporation obtains the Stockholder Approval, to the extent such Stockholder Approval is necessary for such issuance.

5. Adjustment of Series A Conversion Rate upon Subdivision or Combination of Common Stock. If the Corporation at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Rate in effect immediately prior to such subdivision will be proportionately increased. If the Corporation at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Rate in effect immediately prior to such combination will be proportionately reduced. Any adjustment pursuant to this Section 5 shall become effective immediately after the effective date of such subdivision or combination.

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6. Authorized Shares.

(a) Reservation. So long as any of the Series A Preferred Shares are outstanding, the Corporation shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Shares, as of any given date, the sum of 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Series A Preferred Shares issued or issuable by the Corporation and assuming, for purposes hereof, that all the Series A Preferred Shares have been issued and without taking into account any limitations on the issuance of securities set forth herein (the “Series A Required Amount”). The initial number of shares of Common Stock reserved for conversions of the Series A Preferred Shares and each adjustment in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Series A Preferred Shares held by each Holder on the Issuance Date or adjustment in the number of reserved shares (as the case may be) (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Series A Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series A Preferred Shares shall be allocated to the remaining Holders of Series A Preferred Shares, pro rata based on the number of Series A Preferred Shares then held by such Holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 7(a) and not in limitation thereof, at any time while any of the Series A Preferred Shares remain outstanding the Corporation does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the Series A Preferred Shares at least a number of shares of Common Stock equal to the Series A Required Amount, then the Corporation shall take all action necessary to increase the Corporation’s available authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve and have available the Series A Required Amount for all of the Series A Preferred Shares then outstanding.

7. Voting Rights. Each Series A Preferred Share, while such Series A Preferred Share remains unconverted, shall have voting rights equal to 4,444 shares of Common Stock. To the extent that under the Florida Business Corporation Act (the “FBCA”) the vote of the holders of the Series A Preferred Shares, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of all of the Series A Preferred Shares, voting together in the aggregate and not in separate series unless required under the FBCA, represented at a duly held meeting at which a quorum is presented or by written consent of all of the Series A Preferred Shares (except as otherwise may be required under the FBCA), voting together in the aggregate and not in separate series unless required under the FBCA, shall constitute the approval of such action by both the class or the series, as applicable. To the extent that under the FBCA holders of the Series A Preferred Shares are entitled to vote on a matter with holders of shares of Common Stock, voting together as one class, each Series A Preferred Share shall entitle the Holder thereof to cast 4,444 votes, subject to adjustment pursuant to Section 5. Holders of the Series A Preferred Shares shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Corporation’s bylaws and the FBCA.

8. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, whether voluntary or involuntary, each Holder may elect (i) to receive, in preference to the holders of Common Stock, a one-time liquidation preference on a per-share amount equal to the per share value of the share of the Series A Preferred Stock of Can B Corp., a Florida corporation, which was converted into the share of Series A Preferred Stock of the Corporation on the date of its issuance, as recorded in the financial records of Can B Corp. or (ii) to participate pari passu with the Common Stock on an as-converted basis.

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9. Participation. Subject to any adjustments pursuant to Section 5, the Holders shall, as holders of Series A Preferred Shares, be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock to the same extent as if such Holders had converted each Series A Preferred Share held by each of them into shares of Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made in conjunction with the dividend or distribution to the holders of shares of Common Stock.

10. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificates representing Series A Preferred Shares (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Corporation in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Corporation shall execute and deliver new certificate(s) of like tenor.

11. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder or the Corporation in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Article IV – Section C shall be deemed to be jointly drafted by the Corporation and all Holders and shall not be construed against any Person as the drafter hereof.

12. Notices. The Corporation shall provide each Holder of Series A Preferred Shares with prompt written notice of all actions taken pursuant to the terms of this Article IV – Section C, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Article IV – Section C, unless otherwise provided herein, such notice must be in writing.

13. Transfer of Series A Preferred Shares. A Holder may only transfer some or all of its Series A Preferred Shares with the prior written consent of the Corporation.

14. Series A Preferred Shares Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series A Preferred Shares, in which the Corporation shall record the name, address and facsimile number of the Persons in whose name the Series A Preferred Shares have been issued, as well as the name and address of each transferee. The Corporation may treat the Person in whose name any Series A Preferred Shares is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

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15. Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the FBCA, the Articles of Incorporation, or otherwise with respect to the issuance of Series A Preferred Shares may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the FBCA. This provision is intended to comply with the applicable sections of the FBCA permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. This Article IV – Section C or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the FBCA, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the FBCA and the Articles of Incorporation.

16. Payments to Holders. Whenever any payment of cash is to be made by the Corporation to any Person pursuant to this Article IV – Section C, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Corporation and sent via overnight courier service to such Person at such address as previously provided to the Corporation in writing, provided that such Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Corporation with prior written notice setting out such request and such Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Article IV – Section C is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

17. Certain Defined Terms. For purposes of this Article IV – Section C, the following terms shall have the following meanings:

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(c) “Common Stock” means (i) the Corporation’s shares of common stock, Nil par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

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(d) “Fundamental Transaction” means that (i) the Corporation or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Corporation or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than fifty percent (50%) of the outstanding shares of Voting Stock of the Corporation (not including any shares of Voting Stock of the Corporation held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Voting Stock of the Corporation (not including any shares of Voting Stock of the Corporation held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination); or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of fifty percent (50%) of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Corporation.

(e) “Holder” means the holder of one or more Series A Preferred Shares.

(f) “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries, taken as a whole.

(g) “Person” means an individual, a limited liability Corporation, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(h) “Principal Market” means the OTCPINK, OTCQB, OTCQX, or any national securities exchange on which the Corporation’s Common Stock is listed.

(i) “Required Holders” means the holders of at least 51% of the outstanding Series A Preferred Shares.

(j) “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act of 1933, as amended, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

(k) “SEC” means the Securities and Exchange Commission or the successor thereto.

(l) “Securities” means, collectively, the Series A Preferred Shares and the shares of Common Stock issuable upon conversion of the Series A Preferred Shares.

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(m) “Series A Conversion Rate” means 218, subject to adjustment as set forth herein.

(n) “Stockholder Approval” means, for the purposes of this Article IV – Section C and any other Transaction Document, the affirmative approval of the stockholders of the Corporation providing for the Corporation’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market.

(o) “Issuance Date” of a Holder means the date the Series A Preferred Shares are issued to the applicable Holder.

(p) “Subsidiary” or “Subsidiaries” means any subsidiary of the Corporation, including, where applicable, any direct or indirect subsidiary of the Corporation formed or acquired after the date hereof.

(q) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Holders.

(r) “Transaction Documents” for any Holder means this Article IV – Section C, the Securities, any agreement pursuant to which such Holder acquired the Series A Preferred Share(s) or any shares of Series A Preferred Stock of Can B Corp. which were converted into the Series A Preferred Shares, and each of the other agreements and instruments entered into or delivered by the Corporation or the Holder in connection with the transactions contemplated thereby, all as may be amended from time to time in accordance with the terms hereof or thereof.

“Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency)

D. Series B Preferred Stock. Reserved.

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E. Series C Preferred Stock.

1. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as “Series C Convertible Preferred Stock” (the “Series C Preferred Shares”). The authorized number of Series C Preferred Shares shall be 2,000 shares. Each Series C Preferred Share shall have a par value of $0.001. Capitalized terms not defined herein shall have the meanings as set forth in Section 17 below.

2 Ranking. All Series C Preferred Shares shall rank senior to all shares of Common Stock of the Corporation with respect to the preferences as to distributions of dividends and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. In the event of the merger or consolidation of the Corporation with or into another corporation, the Series C Preferred Shares shall maintain their relative rights, powers, preferences, privileges, and designations provided for herein and no such merger or consolidation shall result inconsistent therewith.

3. Dividends.

(a) From and after the date of issuance of each share of Series C Preferred Shares (the “Series C Initial Issuance Date”), each holder of a Series C Preferred Share (each, a “Series C Holder” and collectively, the “Series C Holders”) shall be entitled to receive dividends (the “Series C Dividends”) when, as, and if declared by the Board. Series C Dividends shall be paid by the Corporation out of funds legally available therefor, in shares of Common Stock or cash, at a rate equal to the amount of dividends payable to each shares of Common Stock multiplied by the Conversion Rate, as adjusted, for each Series C Preferred Share held. Series C Dividends shall be non-cumulative and not compounding and, if applicable, shall be payable quarterly, on the date or dates designated by the Board of Directors (each, a “Series C Dividend Date”). If a Series C Dividend Date is not a Business Day (as defined below), then the Series C Dividend shall be due and payable on the Business Day immediately following such Series C Dividend Date.

(b) Series C Dividends shall be payable on each Series C Dividend Date, to the holders of record of the Series C Preferred Shares on the applicable Series C Dividend Date, in shares of Common Stock (the “Series C Dividend Shares”); provided, however, that the Corporation may, at its option, pay dividends on any Series C Dividend Date in cash (the “Series C Cash Dividends”) or in a combination of Series C Cash Dividends and Series C Dividend Shares. The Corporation shall deliver a written notice (each, a “Series C Dividend Election Notice”) to each Series C Holder (the date such notice is delivered to all of the Series C Holders, the “Series C Dividend Notice Date”), which notice confirms that Series C Dividends to be paid on such Series C Dividend Date shall be paid as Cash Series C Dividends, Series C Dividend Shares, or as a combination of Series C Dividend Shares and Series C Cash Dividends and, in any event, specifies the amount of Series C Dividends that shall be paid as Series Cash Dividends and the amount of Series C Dividends, if any, that shall be paid in Series C Dividend Shares.

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(c) When any Series C Dividend Shares are to be paid on an Series C Dividend Date to any Series C Holder, the Corporation shall (i) (A) provided that (x) the Corporation’s Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and (y) such Series C Dividend Shares to be so issued are eligible for resale pursuant to Rule 144 (as defined in the Securities Agreement), credit such aggregate number of Series C Dividend Shares to which such Series C Holder shall be entitled to such Series C Holder’s or its designee’s balance account with DTC through its Deposit and Withdrawal at Custodian system, or (B) if either of the immediately preceding clauses (x) or (y) is not satisfied, issue and deliver on the applicable Series C Dividend Date, to the address set forth in the register maintained by the Corporation for such purpose or to such address as specified by such Series C Holder in writing to the Corporation at least two (2) Business Days prior to the applicable Series C Dividend Date, a certificate, registered in the name of such Series C Holder or its designee, for the number of Series C Dividend Shares to which such Series C Holder shall be entitled and (ii) with respect to each Series C Dividend Date, pay to such Series C Holder, in cash by wire transfer of immediately available funds, the amount of any Series C Cash Dividend. The Corporation shall pay any and all taxes that may be payable with respect to the issuance and delivery of Series C Dividend Shares.

4. Conversion. Each Series C Preferred Share shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below) on the terms and conditions set forth in this Section 4.

(a) Holder’s Conversion Right. At any time or times after the Series C Initial Issuance Date, each Series C Holder shall be entitled to convert any whole number of Series C Preferred Shares into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below).

(b) Conversion Rate. The number of validly issued, fully paid and non-assessable shares of Common Stock issuable upon conversion (the “Conversion Shares”) of each Series C Preferred Share pursuant to Section 4(a) shall be 1,667 (the “Conversion Rate”). No fractional shares of Common Stock are to be issued upon the conversion of any Series C Preferred Shares. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up to the nearest whole share.

(c) Mechanics of Conversion. The conversion of each Series C Preferred Share shall be conducted in the following manner:

(i) Holder’s Conversion. To convert Series C Preferred Shares into validly issued, fully paid and non-assessable shares of Common Stock on any date (a “Conversion Date”), a Series C Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of Series C Preferred Shares subject to such conversion in the form attached hereto as Exhibit III (the “Series C Conversion Notice”) to the Corporation. If required by Section 4(c)(vi), within three (3) Trading Days following a conversion of any such Series C Preferred Shares into Common Shares as aforesaid, such Series C Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Corporation the original certificates representing the share(s) of Series C Preferred Shares (the “Series C Preferred Share Certificates”) so converted as aforesaid.

(ii) Corporation’s Response. On or before the second (2nd) Trading Day following the date of receipt of a Series C Conversion Notice, the Corporation shall transmit by facsimile or electronic mail an acknowledgment of confirmation, in the form attached hereto as Exhibit IV, of receipt of such Series C Conversion Notice to such Series C Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Series C Conversion Notice in accordance with the terms herein. On or before the fifth (5th) Trading Day following the date of receipt by the Corporation of such Series C Conversion Notice, the Corporation shall (1) provided that (x) the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program and (y) such Conversion Shares to be so issued are eligible for resale pursuant to Rule 144 (as defined in the Securities Agreement) credit such aggregate number of Conversion Shares to which such Series C Holder shall be entitled to such Series C Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if either of the immediately preceding clauses (x) or (y) are not satisfied, issue and deliver (via reputable overnight courier) to the address as specified in such Series C Conversion Notice, a certificate, registered in the name of such Series C Holder or its designee, for the number of Conversion Shares to which such Series C Holder shall be entitled. If the number of Series C Preferred Shares represented by the Series C Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(vi) is greater than the number of Series C Preferred Shares being converted, then the Corporation shall if requested by such Series C Holder, as soon as practicable and in no event later than five (5) Trading Days after receipt of the Series C Preferred Share Certificate(s) and at its own expense, issue and deliver to such Series C Holder (or its designee) a new Series C Preferred Share Certificate representing the number of Series C Preferred Shares not converted.

(iii) Record Series C Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series C Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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(iv) Corporation’s Failure to Timely Convert. If the Corporation shall fail, for any reason or for no reason, to issue to a Series C Holder within five (5) Trading Days after the Corporation’s receipt of a Series C Conversion Notice (whether via facsimile or otherwise) (the “Series C Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which such Series C Holder is entitled and register such shares of Common Stock on the Corporation’s share register or to credit such Series C Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Series C Holder is entitled upon such Series C Holder’s conversion of any Series C Preferred Shares (as the case may be) (a “Series C Conversion Failure”), then, in addition to all other remedies available to such Series C Holder, such Series C Holder, upon written notice to the Corporation, may void its Series C Conversion Notice with respect to, and retain or have returned (as the case may be) any Series C Preferred Shares that have not been converted pursuant to such Series C Holder’s Series C Conversion Notice, provided that the voiding of a Series C Conversion Notice shall not affect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Article IV – Section E or otherwise.

(v) Pro Rata Conversion; Disputes. In the event the Corporation receives a Series C Conversion Notice from more than one Series C Holder for the same Conversion Date and the Corporation can convert some, but not all, of such Series C Preferred Shares submitted for conversion, the Corporation shall convert from each Series C Holder electing to have Series C Preferred Shares converted on such date a pro rata amount of such Series C Holder’s Series C Preferred Shares submitted for conversion on such date based on the number of Series C Preferred Shares submitted for conversion on such date by such Series C Holder relative to the aggregate number of Series C Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Series C Holder in connection with a conversion of Series C Preferred Shares, the Corporation shall issue to such Series C Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(vi) Book-Entry. Notwithstanding anything to the contrary set forth in this Section 4, upon conversion of any Series C Preferred Shares in accordance with the terms hereof, no Series C Holder thereof shall be required to physically surrender the certificate representing the Series C Preferred Shares to the Corporation following conversion thereof unless (A) the full or remaining number of Series C Preferred Shares represented by the certificate are being converted (in which event such certificate(s) shall be delivered to the Corporation as contemplated by this Section 4(c)(vi)) or (B) such Series C Holder has provided the Corporation with prior written notice (which notice may be included in a Series C Conversion Notice) requesting reissuance of Series C Preferred Shares upon physical surrender of any Series C Preferred Shares. Each Series C Holder and the Corporation shall maintain records showing the number of Series C Preferred Shares so converted by such Series C Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Series C Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series C Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of such Series C Holder establishing the number of Series C Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Series C Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series C Preferred Shares, the number of Series C Preferred Shares represented by such certificate may be less than the number of Series C Preferred Shares stated on the face thereof. Each certificate for Series C Preferred Shares shall bear one or more legends, including the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S ARTICLES OF INCORPORATION RELATING TO THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(vi) OF ARTICLE IV- SECTION E THEREOF. THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(vi) OF ARTICLE IV- SECTION E of the CORPORATION’S ARTICLES OF INCORPORATION RELATING TO THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(d) Taxes. The Series C Holder shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Series C Preferred Shares.

(e) Stockholder Approval. Notwithstanding anything herein to the contrary, the Corporation shall not issue any shares of Common Stock upon conversion of any Series C Preferred Shares or otherwise pursuant to this Article IV – Section E, until the Corporation obtains the Stockholder Approval, to the extent such Stockholder Approval is necessary for such issuance.

5. Adjustment of Conversion Rate upon Subdivision or Combination of Common Stock. If the Corporation at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately increased. If the Corporation at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately reduced. Any adjustment pursuant to this Section 5 shall become effective immediately after the effective date of such subdivision or combination.

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6. Authorized Shares.

(a) Reservation. So long as any of the Series C Preferred Shares are outstanding, the Corporation shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Shares, as of any given date, the sum of 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Series C Preferred Shares issued or issuable by the Corporation and assuming, for purposes hereof, that all the Series C Preferred Shares have been issued and without taking into account any limitations on the issuance of securities set forth herein (the “Series C Required Amount”). The initial number of shares of Common Stock reserved for conversions of the Series C Preferred Shares and each adjustment in the number of shares so reserved shall be allocated pro rata among the Series C Holders based on the number of Series C Preferred Shares held by each Series C Holder on the Series C Initial Issuance Date or adjustment in the number of reserved shares (as the case may be) (the “Authorized Series C Share Allocation”). In the event a Series C Holder shall sell or otherwise transfer any of such Series C Holder’s Series C Preferred Shares, each transferee shall be allocated a pro rata portion of such Series C Holder’s Authorized Series C Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series C Preferred Shares shall be allocated to the remaining Series C Holders of Series C Preferred Shares, pro rata based on the number of Series C Preferred Shares then held by such Series C Holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 7(a) and not in limitation thereof, at any time while any of the Series C Preferred Shares remain outstanding the Corporation does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the Series C Preferred Shares at least a number of shares of Common Stock equal to the Series C Required Amount, then the Corporation shall take all action necessary to increase the Corporation’s available authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve and have available the Series C Required Amount for all of the Series C Preferred Shares then outstanding.

7. Voting Rights. Each Preferred Share, while such Series C Preferred Share remains unconverted, shall have voting rights equal to the Conversion Rate. To the extent that under the FBCA the vote of the holders of the Series C Preferred Shares, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of all of the Series C Preferred Shares, voting together in the aggregate and not in separate series unless required under the FBCA, represented at a duly held meeting at which a quorum is presented or by written consent of all of the Series C Preferred Shares (except as otherwise may be required under the FBCA), voting together in the aggregate and not in separate series unless required under the FBCA, shall constitute the approval of such action by both the class or the series, as applicable. To the extent that under the FBCA holders of the Series C Preferred Shares are entitled to vote on a matter with holders of shares of Common Stock, voting together as one class, each Series C Preferred Share shall entitle the Series C Holder thereof to cast 1,667 votes, subject to adjustment pursuant to Section 5. Series C Holders of the Series C Preferred Shares shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Corporation’s bylaws and the FBCA.

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8. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, no holder of Series C Preferred Shares shall be entitled to receive distributions, of cash or otherwise, unless such Series C Holder is also a holder of Common Stock or other securities of the Corporation, and then only in proportion to such Common Stock or other securities held by such Series C Holder.

9. Participation. Subject to any adjustments pursuant to Section 5, the Series C Holders shall, as holders of Series C Preferred Shares, be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock to the same extent as if such Series C Holders had converted each Series C Preferred Share held by each of them into shares of Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock.

10. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificates representing Series C Preferred Shares (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Series C Holder to the Corporation in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Corporation shall execute and deliver new certificate(s) of like tenor.

11. Failure or Indulgence Not Waiver. No failure or delay on the part of a Series C Holder or the Corporation in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Article IV – Section E shall be deemed to be jointly drafted by the Corporation and all Series C Holders and shall not be construed against any Person as the drafter hereof.

12. Notices. The Corporation shall provide each holder of Series C Preferred Shares with prompt written notice of all actions taken pursuant to the terms of this Article IV – Section E, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Article IV – Section E, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with the Securities Agreement.

13. Transfer of Series C Preferred Shares. A Series C Holder may only transfer some or all of its Series C Preferred Shares with the prior written consent of the Corporation.

14. Series C Preferred Shares Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Series C Holders), a register for the Series C Preferred Shares, in which the Corporation shall record the name, address and facsimile number of the Persons in whose name the Series C Preferred Shares have been issued, as well as the name and address of each transferee. The Corporation may treat the Person in whose name any Series C Preferred Shares is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

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15. Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the FBCA, the Articles of Incorporation, this Article IV – Section E or otherwise with respect to the issuance of Series C Preferred Shares may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the FBCA. This provision is intended to comply with the applicable sections of the FBCA permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. This Article IV – Section E or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the FBCA, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the FBCA and the Articles of Incorporation.

16. Payments to Holders. Whenever any payment of cash is to be made by the Corporation to any Person pursuant to this Article IV – Section E, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Corporation and sent via overnight courier service to such Person at such address as previously provided to the Corporation in writing, provided that such Series C Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Corporation with prior written notice setting out such request and such Series C Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Article IV – Section E is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

17. Certain Defined Terms. For purposes of this Article IV – Section E, the following terms shall have the following meanings:

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(c) “Common Stock” means (i) the Corporation’s shares of common stock, Nil par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(d) “Conversion Rate” means 1,667, subject to adjustment as set forth herein.

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(e) “Fundamental Transaction” means that (i) the Corporation or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Corporation or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than fifty percent (50%) of the outstanding shares of Voting Stock of the Corporation (not including any shares of Voting Stock of the Corporation held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Voting Stock of the Corporation (not including any shares of Voting Stock of the Corporation held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination); or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of fifty percent (50%) of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Corporation.

(f) “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries, taken as a whole.

(g) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(h) “Principal Market” means the OTCPINK, OTCQB, OTCQX, or any national securities exchange on which the Corporation’s Common Stock is listed.

(i) “Required Holders” means the holders of at least 51% of the outstanding Series C Preferred Shares.

(j) “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act of 1933, as amended, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

(k) “SEC” means the Securities and Exchange Commission or the successor thereto.

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(l) “Securities” means, collectively, the Series C Preferred Shares and the shares of Common Stock issuable upon conversion of the Series C Preferred Shares.

(m) “Securities Agreement” for each Series C Holder shall mean the Securities Agreement between Can B Corp and the Series C Holder pursuant to which the Series C Holder acquired the shares of Series C Preferred Stock of Can B Corp. converted into its Series C Preferred Share(s).

(n) “Stockholder Approval” means, for the purposes of this Article IV – Section C and any other Transaction Document, the affirmative approval of the stockholders of the Corporation providing for the Corporation’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market.

(o) “Subscription Date” of a holder means the date the Securities Agreement is duly executed by all parties thereto.

(p) “Subsidiary” or “Subsidiaries” means any subsidiary of the Corporation, including, where applicable, any direct or indirect subsidiary of the Corporation formed or acquired after the date hereof.

(q) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Holders.

(r) “Transaction Documents” for any Holder means this Article IV - Section E, the Securities, the Securities Agreement and each of the other agreements and instruments entered into or delivered by the Corporation or the Holder in connection with the transactions contemplated thereby, all as may be amended from time to time in accordance with the terms hereof or thereof.

(s) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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F. Series D Preferred Stock

1. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as “Series D Convertible Preferred Stock” (the “Series D Preferred Shares”). The authorized number of Series D Preferred Shares shall be 4,000 shares. Each Series B Preferred Share shall have a par value of $0.001.

2 Ranking. All Series D Preferred Shares shall rank senior to all shares of Common Stock of the Corporation with respect to the preferences as to distributions of dividends and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. In the event of the merger or consolidation of the Corporation with or into another corporation, the Series D Preferred Shares shall maintain their relative rights, powers, preferences, privileges, and designations provided for herein and no such merger or consolidation shall result inconsistent therewith.

3. Voting Rights. Each Series D Preferred Share, while such Series D Preferred Share remains unconverted, shall have voting rights equal to the Conversion Rate. To the extent that under the FBCA the vote of the holders of the Series D Preferred Shares, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of all of the Series D Preferred Shares, voting together in the aggregate and not in separate series unless required under the FBCA, represented at a duly held meeting at which a quorum is presented or by written consent of all of the Series D Preferred Shares (except as otherwise may be required under the FBCA), voting together in the aggregate and not in separate series unless required under the FBCA, shall constitute the approval of such action by both the class or the series, as applicable. To the extent that under the FBCA holders of the Series D Preferred Shares are entitled to vote on a matter with holders of shares of Common Stock, voting together as one class, each Series D Preferred Share shall entitle the Series D Holder thereof to cast 667 votes, subject to adjustment pursuant to Section 5. Holders of the Series D Preferred Shares shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Corporation’s bylaws and the FBCA.

4. Adjustment of Voting Rights upon Subdivision or Combination of Common Stock. If the Corporation at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Voting Rights in effect immediately prior to such subdivision will be proportionately increased. If the Corporation at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Rights in effect immediately prior to such combination will be proportionately reduced. Any adjustment pursuant to this Section 4 shall become effective immediately after the effective date of such subdivision or combination.

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5. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, no holder of Series D Preferred Shares shall have a liquidation preference on a per-share amount equal to the par value of such holder’s Series D Preferred Shares.

6. Participation. The Series D Holders shall not be entitled to receive distributions made or dividends paid to the Corporation’s other stockholders.

7. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificates representing Series D Preferred Shares (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Series D Holder to the Corporation in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Corporation shall execute and deliver new certificate(s) of like tenor.

8. Failure or Indulgence Not Waiver. No failure or delay on the part of a Series D Holder or the Corporation in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Article IV - Section F shall be deemed to be jointly drafted by the Corporation and all Series D Holders and shall not be construed against any Person as the drafter hereof.

9. Notices. The Corporation shall provide each holder of Series D Preferred Shares with prompt written notice of all actions taken pursuant to the terms of this Article IV - Section F including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Article IV – Section F, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with the Securities Agreement.

10. Transfer of Series D Preferred Shares. A Series D Holder may only transfer some or all of its Series D Preferred Shares with the prior written consent of the Corporation.

11. Series D Preferred Shares Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Series D Holders), a register for the Series D Preferred Shares, in which the Corporation shall record the name, address and facsimile number of the Persons in whose name the Series D Preferred Shares have been issued, as well as the name and address of each transferee. The Corporation may treat the Person in whose name any Series D Preferred Shares is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

12. Amendment. This Article IV – Section F or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the FBCA, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the FBCA and the Articles of Incorporation.

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13. Redemption By Corporation. Except as otherwise required by law, for so long as any Series D Preferred Shares remain outstanding, the Corporation shall have the option to redeem any outstanding share of Series D Preferred Shares at any time for a purchase price of par value per share of Series D Preferred Shares (“Price per Share”). Should the Corporation desire to purchase Series D Preferred Shares, the Corporation shall provide the Series D Holder with written notice and a check or cash in an amount equal to the number of shares of Series D Preferred Shares being purchased multiplied by the Price per Share. The shares of Series D Preferred Shares so purchased shall be deemed automatically cancelled and the Series D Holder shall return the certificates for such share to the Corporation.

14. Impairment. The Corporation will not, by amendment of its Articles of Incorporation or by amendment to Article IV – Section F of the rights, privileges, preferences and restrictions of Series D Preferred Shares, or by resolution adopted subsequent to the date hereof, or though any reorganization, transfer of assets, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Article IV – Section F, and in the taking of all such actions as may be necessary or appropriate to protect against the impairment of the rights of Series D Holders.

15. Certain Defined Terms. For purposes of this Article IV – Section F, the following terms shall have the following meanings:

(a)	“Common Stock” means (i) the Corporation’s shares of common stock, $0.00 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(b)	“Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries, taken as a whole.

(c)	“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(d)	“Required Holders” means the holders of more than 50% of the outstanding Series D Preferred Shares.

(e)	“Issuance Date” of a Holder means the date the Series D Preferred Shares are issued to the applicable Holder.

(f)	“Series D Holder” means the holder of one or more Series D Preferred Shares.

(g)	“Voting Rights” means 667 subject to adjustment as set forth herein

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ARTICLE V

Registered Office and Agent

The name and Florida street address of the registered agent is:

Carl Dilley
10308 Tangelo Road
Seminole, Florida 33772

ARTICLE VI

Directors

Unless provided otherwise by the Articles of Incorporation, the number of members that shall comprise the Board of Directors of the Corporation shall not be less than one or more than five. The exact number of directors shall be determined from time to time, by a resolution duly adopted by the Board of Directors. The Directors shall be elected at the annual meeting of shareholders of the Corporation, to serve until their successors are duly elected and shall qualify (subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office).

ARTICLE VII

Incorporator

The name and address of the incorporator is:

Marco Alfonsi

960 South Broadway, Suite 118

Hicksville, New York 11801

IN WITNESS WHEREOF, the undersigned incorporator of the Corporation does hereby make and file these Articles of Incorporation declaring and certifying that the facts stated herein are true, and hereby subscribes thereto and hereunto sets his hand and seal this 10th day of September, 2024.

/s/ Marco Alfonsi
Marco Alfonsi
Incorporator

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EXHIBIT I

NASCENT PHARMA HOLDINNGS, INC.

CONVERSION NOTICE

Reference is made to Article IV – Section C of the Articles of Incorporation of Nascent Pharma Holdings, Inc.,”). In accordance with and pursuant to Article IV – Section C of the Articles of Incorporation of Nascent Pharma Holdings, Inc., the undersigned hereby elects to convert the number of shares of Series A Preferred Stock, $0.001 par value per share (the “Preferred Shares”), of Nascent Pharma Holdings, Inc., a Florida corporation (the “Company”), indicated below into shares of common stock, $0.00 value per share (“Common Shares”), of the Company, as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be Converted:

Share Certificate Number:

Tax ID Number (if applicable):

Conversion Rate**:

Number of Common Shares to be Issued:

Please issue the Common Shares into which the Preferred Shares are being converted in the following name and to the following address:

Issue to: ________________________________________________________________

Address: ________________________________________________________________

Telephone Number: _______________________________________________________

Facsimile Number: _______________________________________________________

Holder:

Signature:

__________________________________

Name/Title:________________________

Dated:____________________________

Account Number (if electronic book entry transfer):_____________________________

Transaction Code Number (if electronic book entry transfer:_______________________

**Subject to adjustment pursuant to Section 5 of Article IV – Section C of the Articles of Incorporation.

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EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [     ] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by [      ].

NASCENT PHARMA HOLDINGS, INC.

By:

Name:

Title:

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EXHIBIT III

NASCENT PHARMA HOLDINNGS, INC.

CONVERSION NOTICE

Reference is made to Article IV – Section E of the Articles of Incorporation of Nascent Pharma Holdings, Inc.,”). In accordance with and pursuant to Article IV – Section E of the Articles of Incorporation of Nascent Pharma Holdings, Inc., the undersigned hereby elects to convert the number of shares of Series C Preferred Stock, $0.001 par value per share (the “Preferred Shares”), of Nascent Pharma Holdings, Inc., a Florida corporation (the “Company”), indicated below into shares of common stock, $0.00 value per share (“Common Shares”), of the Company, as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be Converted:

Share Certificate Number:

Tax ID Number (if applicable):

Conversion Rate**:

Number of Common Shares to be Issued:

Please issue the Common Shares into which the Preferred Shares are being converted in the following name and to the following address:

Issue to: ________________________________________________________________

Address: ________________________________________________________________

Telephone Number: _______________________________________________________

Facsimile Number: _______________________________________________________

Holder:

Signature:

__________________________________

Name/Title:________________________

Dated:____________________________

Account Number (if electronic book entry transfer):_____________________________

Transaction Code Number (if electronic book entry transfer:_______________________

**Subject to adjustment pursuant to Section 5 of Article IV – Section E of the Articles of Incorporation.

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EXHIBIT IV

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [     ] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by [     ].

NASCENT PHARMA HOLDINGS, INC.

By:

Name:

Title:

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CERTIFICATE OF REGISTERED AGENT

Having been named as registered agent and to accept service of process for the above-stated corporation at the place designated above, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided in Chapter 607, Florida Statutes.

Dated this 10th day of September 2024.

/s/ Carl Dilley
Carl Dilley, Registered Agent

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